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                                                                    EXHIBIT 10.4



                ASSIGNMENT AND ASSUMPTION OF 101 CALIFORNIA LEASE

      THIS ASSIGNMENT AND ASSUMPTION OF 101 CALIFORNIA LEASE (the "Assignment"), is made as of this 9 day of December, 1996, by and between TRI VALLEY GROWERS, a California cooperative association ("Tri Valley") and SAPIENT CORPORATION, a Delaware corporation ("Sapient").

                                    RECITALS:

      WHEREAS, TVG is the tenant under that certain 101 California Lease attached hereto as Exhibit A (the "Lease"), under which TVG has leased from 101 California Venture ("Landlord") approximately 64,277 square feet of net rentable office space (the "Leased Premises") within the office building located at 101 California Street, San Francisco, California, 94111 (the "Building"). The Leased Premises consists of the entire fourth floor Building (the "Fourth Floor Space") (consisting of approximately 32,283 rentable square feet) and the entire fifth floor of the Building (the "Fifth Floor Space") (consisting of approximately 31,994 rentable square feet),

      WHEREAS, TVG has agreed to assign its interest in the Lease and the Leased Premises to Sapient, and Sapient has agreed to assume and accept TVG's interest in the Lease and the Leased Premises, all in accordance with the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the above recitals, the mutual promises and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

      1.    ASSIGNMENT, ASSUMPTION AND DELIVERY OF LEASE AND LEASED PREMISES.

            (a) Fifth Floor Space. TVG hereby assigns to Sapient all of TVG's right, title and interest in and to the Lease as it relates to the Fifth Floor Space, and the Fifth Floor Space; and Sapient agrees that, commencing on the First Delivery Date (as defined below), Sapient shall be responsible for all of TVG's duties and obligations under the Lease as it relates to the Fifth Floor Space.

      The term "First Delivery Date" is defined herein to mean the date that TVG delivers the Fifth Floor Space to Sapient. TVG shall deliver the Fifth Floor Space to Sapient, and Sapient shall accept the Fifth Floor Space no later than January 27, 1997. TVG may extend its delivery of the Fifth Floor Space, without penalty, for up to five (5) business days past January 27, 1997, provided that TVG delivers written notice of such extension to Sapient and Landlord on or before January 17, 1997.
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      For each day after February 1, 1997 that TVG has not delivered the Fifth
Floor Space to Sapient, TVG shall be obligated to pay to Sapient a penalty equal to two days rent for said Fifth Floor Space. Additionally, if TVG has not delivered the Fifth Floor Space to Sapient by April 8, 1997, then Sapient may terminate this Agreement and receive back all prepaid rent paid to TVG hereunder. Prior to the First Delivery Date, TVG agrees that it shall continue to be obligated to pay all amounts that are, or become, owing under the Lease that are attributable to the Fifth Floor Space and that TVG shall pay all such amounts directly to the Landlord when due, and TVG agrees that if it fails to pay any amounts owing as to the Fifth Floor Space prior to the First Delivery Date, then Sapient may pay such amounts directly to the Landlord and thereafter, Sapient shall be entitled to collect such amounts from TVG on demand and with any interest permitted to be charged by the Landlord under the Lease. TVG also agrees that it shall defend and hold Sapient harmless from and against any and all claims, demands, causes of action, losses, costs (including, without limitation, court costs and reasonable attorneys' fees), liabilities and damages of any kind or nature whatsoever with respect to acts, occurrences or omissions relating to the Fifth Floor Space and that originate from TVG's occupancy of the Fifth Floor Space.


      Sapient agrees that it is obligated to begin paying all amounts owing under the Lease that are attributable to the Fifth Floor Space, including, without limitation, Base Rent, Additional Rent, Tenant's Proportionate Share of Estimated Basic Operating Costs, and Basic Operating Cost Adjustments on the First Delivery Date and thereafter, all in accordance with the terms of the Lease.

      For purposes of determining the amounts payable under the Lease which are attributable to the Fifth Floor Space, the parties agree that: (1) the Net Rentable Area of the Fifth Floor Space is 31,994 square feet; and (2) the Tenant's Proportionate Share for the Fifth Floor Space is 0.028263%.

      (b) Fourth Floor Space. TVG hereby assigns to Sapient all of TVG's right, title and interest in and to the Lease as it relates to the Fourth Floor Space, and the Fourth Floor Space; and Sapient agrees that, commencing on the Second Delivery Date (as defined below), Sapient shall be responsible for all of TVG's duties and obligations under the Lease as it relates to the Fourth Floor Space.

      The term "Second Delivery Date" is defined herein to mean the date that TVG delivers the Fourth Floor Space to Sapient. TVG shall deliver the Fourth Floor Space to Sapient, and Sapient shall accept the Fourth Floor Space no later than January 1, 1998 and no earlier than January 1, 1998 unless requested by Sapient as set forth below. Should Sapient determine that it needs the Fourth Floor Space before January 1, 1998, Sapient shall provide TVG and Landlord with a written notice requesting the Fourth Floor Space prior to January 1, 1998, and TVG agrees that it shall attempt to accommodate Sapient's request.

      For each day after January 1, 1998 that TVG has not delivered the Fourth Floor Space to Sapient, TVG shall be obligated to pay to Sapient a penalty equal to two days rent for said Fourth


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Floor Space, and for each day after March 1, 1998 that TVG has not delivered the
Fourth Floor Space to Sapient, TVG shall be obligated to pay to Sapient a penalty equal to three days rent for said Fourth Floor Space.

      If, however, the date on which TVG is able to take possession of its new leased premises is delayed due to fire, act of God, government act, strike, labor dispute, unavailability of standard building materials or any other cause outside of TVG's control that prevents TVG from actually taking possession of its new leased space, then the Second Delivery Date shall be extended for a period equivalent to the period of such delay, interruption or prevention, and Sapient shall not be obligated to pay rent on the Fourth Floor Space until TVG delivers possession of said space to Sapient (and TVG shall not be obligated to pay a penalty for any such delay).

      Sapient agrees that it is obligated to begin paying all amounts owing under the Lease that are attributable to the Fourth Floor Space, including, without limitation, Base Rent, Additional Rent, Tenant's Proportionate Share of Estimated Basic Operating Costs, and Basic Operating Cost Adjustments on the Second Delivery Date and thereafter, all in accordance with the terms of the Lease. Prior to the Second Delivery Date, TVG agrees that it shall continue to be obligated to pay all amounts that are, or become, owing under the Lease that are attributable to the Fourth Floor Space and that TVG shall pay all such amounts directly to the Landlord when due, and TVG agrees that if it fails to pay any amounts owing as to the Fourth Floor Space prior to the Second Delivery Date, then Sapient may pay such amounts directly to the Landlord and thereafter, Sapient shall be entitled to collect such amounts from TVG on demand and with any interest permitted to be charged by the Landlord under the Lease. TVG also agrees that it shall defend and hold Sapient harmless from and against any and all claims, demands, causes of action, losses, costs (including, without limitation, court costs and reasonable attorneys' fees), liabilities and damages of any kind or nature whatsoever with respect to acts, occurrences or omissions relating to the Fourth Floor Space and that originate from TVG's occupancy of the Fourth Floor Space.

      Additionally, if Landlord exercises its remedies under the Lease and removes TVG from the Fourth Floor Space prior to the Second Delivery Date, then TVG and Sapient agree that Sapient may assume possession of the Fourth Floor Space prior to the Second Delivery Date and thereupon shall become obligated to pay to Landlord all amounts that become owing under the Lease relative to the Fourth Floor Space from and after the date that Sapient occupies the Fourth Floor Space.

      For purposes of determining the amounts attributable to the Fourth Floor Space, the parties agree that: (1) the Net Rentable Area of the Fourth Floor Space is 32,283 square feet; and (2) the Tenant's Proportionate Share for the Fourth Floor Space is 0.028518%.

      (c) Suspension of Rent During Tenant Improvements. Notwithstanding the foregoing, TVG agrees that: (1) Sapient's obligation to begin paying all amounts owing under the Lease which are applicable to the Fifth Floor Space shall not commence until ninety (90) days after the First Delivery Date; and (2) Sapient's obligation to begin paying all amounts owing under


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the Lease which are applicable to the Fourth Floor Space shall not commence until the earlier of (i) Sapient's occupancy of the Fourth Floor Space for business operations, or (ii) sixty (60) days after the Second Delivery Date. Additionally, either applicable rent commencement date shall be further delayed for any delays in Sapient's occupancy of the Leased Premises that are actually caused by TVG, such as TVG's failure to timely remove its personal property from the Leased Premises or restore the Leased Premises in accordance with Sections
5.5 and 5.18 of the Lease. Following the delivery of the space to Sapient, Sapient's obligation to begin paying amounts under the Lease at the times described above, shall not be delayed for any events occurring outside of the control of TVG or Sapient, such as acts of God, war, nature, or other acts offorce majeure.

      (d) Rights to Extend, Expand, and of First Opportunity. This Assignment includes TVG's assignment to Sapient of the right to extend the term of the Lease under Section 3.3 of the Lease; the right to expand into additional space under Section 2.3 of the Lease; and the right of first opportunity under Section
2.4 of the Lease, PROVIDED THAT AND IF AND ONLY If THE FOLLOWING EXPRESS CONDITIONS PRECEDENT HAVE BEEN SATISFIED TO TVG'S SOLE SATISFACTION PRIOR TO SAPIENT'S EXERCISE OF ANY SUCH RIGHT: (1) that the Landlord shall release TVG from all liability and obligations under the Lease prior to Sapient's exercise of the right to extend the term of the Lease, and (2) the Landlord shall agree that TVG shall not be liable to Landlord for the additional obligations incurred by Sapient by reason of its request to expand into additional space or Sapient's request to exercise a right of first opportunity. If Sapient exercises any right enumerated in this Section without first obtaining the prior written consent of the Landlord to releaseor hold TVG harmless as required by this Section, then such action by Sapient shall not be effective as between Sapient and TVG, and Sapient shall indemnify and hold TVG harmless from and against any and all claims, demands, causes of action, losses, costs (including, without limitation, court costs and reasonable attorneys' fees), liabilities and damages of any kind or nature whatsoever that originate as a result of Sapient's exercise of such right(s).

      In TVG's sole and complete discretion, any of the foregoing conditions may be waived by a writing signed by TVG and Sapient, in whole or in part, in the event that Sapient is willing and able to provide TVG with security that is satisfactory to TVG in its sole and complete discretion for Sapient's performance of the obligations created by the exercise of the extension, expansion and/or right of first opportunity rights granted under Sections 3.3, 2.3, and 2.4, respectively, of the Lease, and which such security must be in place prior to Sapient's exercise of any one or more of the rights enumerated above.

      2. CONDITION OF LEASED PREMISES. Subject to the limitations set forth in this Section 2, Sapient agrees that it shall accept the Fifth Floor Premises in a broom clean condition, and in its "AS IS, WHERE IS CONDITION, AND WITH ALL FAULTS" as of the First Delivery Date, and agrees that it shall accept the Fourth Floor Premises in its "AS IS, WHERE IS CONDITION, AND WITH ALL FAULTS" as of the Second Delivery Date. Sapient understands and agrees that TVG may make certain minor alterations to the Fourth Floor Space to accommodate TVG's relocation of some of its employees from the Fifth Floor Space to the Fourth Floor Space. Such minor modifications shall be done only with the prior consent


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and approval of Landlord. SAPIENT AGREES AND UNDERSTANDS THAT TVG HAS NOT MADE
AND IS NOT MAKING ANY REPRESENTATION, EXPRESS OR IMPLIED, CONCERNING ANY PHYSICAL ASPECT OR CONDITION OF THE BUILDING OR THE LEASED PREMISES, INCLUDING, WITHOUT LIMITATION, THE OPERATION OR CONDITION OF THE MECHANICAL SYSTEMS LOCATED THEREIN, OR THE COMPLIANCE OF THE BUILDING OR THE LEASED PREMISES WITH APPLICABLE CODES, REGULATIONS, AND STATUTES, AND SAPIENT ACKNOWLEDGES TO TVG THAT IT IS NOT RELYING ON ANY REPRESENTATION OR WARRANTY OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, FROM TVG OR ANY OTHER PARTY. TVG'S SOLE REPRESENTATION TO SAPIENT IS THAT THE CONDITION OF THE LEASED PREMISES SHALL NOT DEVIATE SUBSTANTIALLY FROM ITS PRESENT CONDITION, EXCEPT FOR INCIDENTAL ITEMS THAT MAY REASONABLY RESULT FROM TVG'S REMOVAL OF ITS PROPERTY FROM THE LEASED PREMISES, MINOR CHANGES TO THE FOURTH FLOOR SPACE RESULTING FROM TVG'S RELOCATION OF SOME OF ITS EMPLOYEES FROM THE FIFTH FLOOR SPACE TO THE FOURTH FLOOR SPACE, AND FOR ITEMS OF ORDINARY WEAR AND TEAR.

      Prior to the respective Delivery Dates, Sapient shall advise TVG what personal property, if any, it would like to purchase from TVG. Any such personal property shall be conveyed to Sapient by means of a Bill of Sale acceptable to both TVG and Sapient, to be executed and delivered by TVG at the time that it delivers the applicable portion of the Leased Premises to Sapient. TVG shall remove all other movable personal property from the Leased Premises prior to the date that such space is to be delivered to Sapient.

      TVG shall make the restorations to the Leased Premises that are described on Exhibit B attached hereto, which Landlord has represented to TVG are the only restorations required by Sections 5.5 and 5.18 of the Lease with respect to the removal of TVG's improvements in the Leased Premises.

      3. TENANT IMPROVEMENT ALLOWANCE. TVG will provide Sapient with an improvement allowance of $18.00 per rentable square foot of the Fifth Floor Space and the Fourth Floor Space. Such allowance may be used by Sapient to complete any required construction work in the Leased Premises, including, without limitation, the right to use such funds for items such as compliance with the Americans with Disabilities Act, upgrade of the fire/life safety systems of the Leased Premises, and for compliance with other local, municipal, county, state and federal codes, regulations, rules, laws and ordinances; compliance with which shall be Sapient's sole and complete responsibility.

The improvement allowance for the Fifth Floor Space shall be funded no more often than monthly and in three (3) equal installments, with the first funding to occur no earlier than thirty (30) days after the First Delivery Date. The improvement allowance for the Fourth Floor Space shall be funded no more often than monthly and in two (2) equal installments, with the first funding to occur no earlier than thirty (30) days after the Second Delivery Date. The foregoing notwithstanding, no distribution of funds shall be made until Sapient has commenced work on the Leased Premises. All distributions shall be made by TVG to Sapient no later than ten (10) business


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days after receipt by TVG of a written request for such funds, which written request must include copies of the general contractor's invoices and conditional lien waivers; and unconditional lien waivers from the general contractor prior to the final distribution for each floor.

All construction to the Leased Premises shall be the sole responsibility of Sapient and shall follow the guidelines contained in the Lease. Sapient shall be entitled to select the architect, engineer and contractor of its choice for the tenant improvements, subject to the terms contained in the Lease and subject to approval of the selected providers by the Landlord.

      4. PREPAID RENT. Upon the execution of this Assignment, Sapient shall pay to TVG the following amounts, which sums shall be held by TVG for application to the payment obligations of Sapient for its first full month of occupancy of the Fifth Floor Space: (i) $25,328.58 (Base Rent for the Fifth Floor Space); and
(ii) $32,847.17 (Monthly Proportionate Share of Operating Expenses attributable to the Fifth Floor Space. Sapient shall also pay to TVG on the Second Delivery Date the sum of $25,557.38 (Base Rent for the Fourth Floor Premises). All such amounts shall be held by TVG until such time as they become owing by Sapient under the terms of this Assignment, at which time TVG shall pay such sums to Landlord or credit such sums against any amount already paid by TVG to Landlord. Sapient is obligated to pay any shortfall in the Proportionate Share of Operating Expenses owing to Landlord over and above the amount paid to TVG under this Section.

      5. PRORATIONS. TVG and Sapient agree that TVG shall be entitled to receive or obligated to pay (as the case may be) the Basic Operating Cost Adjustment which is attributable to the Leased Premises for calendar year 1996. TVGis obligated to pay all amounts accruing for the Fourth Floor Space until the Second Delivery Date. Additionally, TVG and Sapient agree that TVG shall be entitled to receive or obligated to pay (as the case may be) the Basic Operating Cost Adjustment as it relates to the Fourth Floor Space for calendar year 1997; unless Sapient takes possession of the Fourth Floor Space prior to January 1, 1998, in which event the Basic Operating Cost Adjustment as it relates to the Fourth Floor Space for calendar year 1997 shall be prorated by and between Sapient and TVG as of the date that Sapient becomes obligated to pay rent for the Fourth Floor Space as determined under Section l(c) herein. If the dates on which Sapient becomes obligated to pay all amounts owing under the Lease, relative to the Fifth Floor Space and the Fourth Floor Space, falls on a day other than the first day of a calendar month, then Sapient shall reimburse TVG for the pro rata amount of rent and other charges applicable to the remaining portion of such calendar month.


      6. PARKING. The Lease provides TVG with four (4) automobile parking spaces and space for parking up to twelve (12) bicycles in the Building. These parking spaces will be delivered to Sapient as follows:

      (a) One (1) automobile parking space and one-half of all bicycle spaces presently available to TVG, if any, shall be assigned to Sapient at such time as Sapient actually occupies the Fifth Floor Space; and


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      (b) Three (3) automobile parking spaces and all remaining bicycle spaces, if any, shall be assigned to Sapient at such time as Sapient actually occupies the Fourth Floor Space.

      7. USE OF STAIRWAY. TVG currently uses a key pad security system for travel between the Fourth Floor Space and the Fifth Floor Space via the Building's core stairways. TVG shall leave the security system with the Leased Premises and Sapient shall be allowed to use the interior security system when both floors are occupied by Sapient. Prior to that time, the two floors shall be independently secured.

      8. TVG'S REPRESENTATIONS, WARRANTIES AND COVENANTS. TVG, for itself and its legal representatives, successors and assigns, covenants, represents, and warrants to Sapient and agrees as follows:

      (a) TVG has full right, authority and power to assign its rights and interests in and under the Lease.

      (b) No other assignment of the Lease has been made by TVG, and the rights and interests of TVG in and under the Lease are free and clear of any liens and encumbrances made by TVG.

      (c) TVG is not on the date hereof in default under any of the terms of the Lease, TVG having performed all of the obligations imposed upon TVG as lessee under the Lease, and TVG agrees that it has or shall perform all obligations under Sections 5.5 and 5.18 of the Lease with respect to the removal of TVG's improvements in the Leased Premises.

      (d) TVG has no knowledge of any default in the performance and observance of obligations contained in the Lease to be kept, observed and performed by Landlord.

      (e) TVG has not executed or otherwise entered into subleases, tenancies, occupancy Assignments or other Assignments with respect to rights affecting possession of the Leased Premises or any portion thereof and there are no such Assignments entered into or executed by any third party.

      (f) TVG shall indemnify and hold Sapient harmless from and defend Sapient against any and all claims, demands, causes of action, losses, costs (including, without limitation, court costs and reasonable attorneys' fees and any default charges paid by Sapient under the Lease), liabilities and damages of any kind or nature whatsoever that originate prior to the First Delivery Date with respect to acts, occurrences or omissions relating to the Fifth Floor Space and that arise out of the TVG's obligations under the Lease prior to that date. TVG further agrees to indemnify and hold Sapient harmless from and defend Sapient against any and all claims, demands, causes of action, losses, costs (including, without limitation, court costs and reasonable attorneys' fees and any default charges paid by Sapient under the Lease), liabilities and damages of any kind or nature whatsoever that arise after the Second Delivery Date with respect


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to acts, occurrences or omissions relating to the Fourth Floor Space and that originate from TVG's occupancy of the Fourth Floor Space.

      (g) The copy of the Lease attached hereto as Exhibit A is a true and accurate copy of the Lease as currently in effect.

      (h) The Lease is, and will as of the Delivery Dates, be in full effect with respect to the portion of the Leased Premises transferred, and no default exists or will exist under the Lease as of the Delivery Dates, nor any acts or events which, with the passage of time or the giving of notice or both, could become defaults.

      (i) Other than those items described in Exhibit B attached hereto, TVG has not installed any improvements, alterations, moveable equipment, furniture, trade fixtures and other personal property within the Leased Premise which, pursuant to the terms of Sections 5.5 and 5.18 of the Lease, must be removed from the Leased Premises on or before the expiration of the term of the Lease.

      (j) From and after the execution of this Assignment by TVG and Sapient, TVG shall provide Sapient with copies of any and all notices received from the Landlord, in connection with the Lease or the Leased Premises.

      (k) From and after the execution of this Assignment by TVG and Sapient, TVG shall provide Sapient with copies of any and all notices being provided to Landlord under the Lease.

      9. SAPIENT'S REPRESENTATIONS, WARRANTIES, AND COVENANTS. Sapient, for itself and its legal representatives, successors and assigns, covenants and represents to TVG and agrees as follows:

      (a) Sapient has the authority to enter into this Assignment and the persons signing this Assignment on behalf of Sapient are duly authorized to sign this Assignment on its behalf.

      (b) Sapient shall indemnify and hold TVG harmless from and defend TVG against any and all claims, demands, causes of action, loses, costs (including, without limitation, court costs and reasonable attorneys' fees and any default charges paid by TVG under the Lease), liabilities and damages of any kind or nature whatsoever that originate after the First Delivery Date with respect to acts, occurrences or omissions relating to the Fifth Floor Space and that arise out of the Sapient's obligations under the Lease or occupancy of the Fifth Floor Space. Sapient further agrees to indemnify and hold TVG harmless from and defend TVG against any and all claims, demands, causes of action, loses, costs (including, without limitation, court costs and reasonable attorneys' fees and any default charges paid by TVG under the Lease), liabilities and damages of any kind or nature whatsoever that arise after the Second Delivery Date with respect to acts, occurrences or omissions relating to the Fourth Floor Space and that originate out of Sapient's obligations under the Lease or occupancy of the Fourth Floor Space.


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      (c) From and after the execution of this Assignment by TVG and Sapient,
Sapient shall provide TVG with copies of any and all notices received from the Landlord, in connection with the Lease or the Leased Premises.

      (d) From and after the execution of this Assignment by TVG and Sapient, Sapient shall provide TVG with copies of any and all notices being provided to Landlord under the Lease.

      (e) Sapient agrees that it may not sublease, assign, transfer, convey or encumber its interest in the Lease or the Leased Premises without the prior written consent of TVG, which consent will not be unreasonably withheld.

      (f) Sapient shall observe and perform all of the terms and conditions of the Lease with respect to the Fifth Floor Space on and after the First Delivery Date and with respect to the Fourth Floor Space on and after the Second Delivery Date, as and when required, except as such obligations have been assumed by TVG by this Assignment.

      10. LESSOR'S CONSENT. This Assignment and the respective obligations of the parties hereunder, is expressly conditioned upon TVG's receipt of Landlord's written consent to this Assignment (in a form acceptable to TVG) on or before 5:00 P.M. (Pacific Time) on Friday, January 3, 1997.

      11. NOTICES. Any notice to be given pursuant to this Assignment shall be in writing and shall be served by hand or private express mail carrier, or by United States certified or registered mail.

      (a) Unless otherwise directed in writing by Sapient, all notices to Sapient shall be mailed to Sapient at the following addresses.

      Prior to the First Delivery Date:

            Sapient Corporation
            One Memorial Drive
            Cambridge, Massachusetts 02142

      After the First Delivery Date:

            Sapient Corporation
            One Memorial Drive
            Cambridge, Massachusetts 02142

      And to:

            Sapient Corporation


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            101 California Street, Fifth Floor
            San Francisco, California 94120

      And with a copy to:

            Paul B. Albritton
            MacKenzie & Albritton
            One Post Street, Suite 500
            San Francisco, California 94104

(b) Unless otherwise directed in writing by TVG, all notices to TVG shall be mailed to TVG at the following addresses:


      Prior to the First Delivery Date:

            Tri Valley Growers
            101 California Street
            P.O. Box 7114
            San Francisco, California 94120-7114

      After the First Delivery Date:

            Tri Valley Growers
            S&W Plaza
            P.O. Box 5580
            San Ramon, California 94583

      After the Second Delivery Date:

            Tri Valley Growers
            Bishop Ranch 15
            12667 Alcosta Blvd.
            San Ramon, California 94583

      And with a copy to:

            Dean L. Bussey
            Doherty, Rumble & Butler, P.A.
            3500 Fifth Street Towers
            150 South Fifth Street
            Minneapolis, Minnesota 55402

      12. BROKERAGE COMMISSION. TVG agrees to pay a brokerage commission to Cushman Realty Corporation / Fallon Hines & O'Connor. The commission will be calculated from the date on which rent becomes owing by Sapient relative to each floor of the Building to


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April 21, 2004, at the rate of $1.00 per rentable square foot per year for the first five (5) years of remaining lease term and $.40 per rentable square foot per year from the beginning of the sixth year through April 21, 2004, prorated for any partial years. One half of this commission shall be payable when this Assignment has been signed by all parties and all of the required consents from the Landlord have been signed and received by TVG; and the remaining one-half shall be paid equally between the dates when Sapient starts paying rent for each floor of the Building, as provided herein.

      13. PROTECTION OF TVG'S INTERESTS. In the event that Sapient should fail to perform or observe any covenant or agreement contained in the Lease or in this Assignment which causes a default under the Lease, TVG may (after providing five (5) days written notice to Sapient, except in the event of an emergency or the possibility of an imminent loss, in which event no notice shall be required), but without obligation to do so or liability for failure to do so, and without releasing Sapient from any obligation hereunder, make or do the same in such manner and to such extent as TVG may deem appropriate to protect the security hereof, including, specifically, without limiting its general powers, the right to appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of TVG, and also the right to perform and discharge each and every obligation, covenant and agreement of TVG contained in the Lease, and in exercising any such powers to pay necessary costs and expenses, employ counsel and pay reasonable attorneys' fees. TVG shall be entitled to draw on the Letter of Credit described in Section 14 herein for the purpose of curing such default by Sapient, but only after having provided the notice required above. In the event that TVG draws on the Letter of Credit described in Section 14 herein, Sapient shall replenish all amounts drawn under the Letter of Credit within thirty (30) days of TVG's request for replenishment.

      Additionally, upon any breach or default by Sapient under this Assignment or under the Lease, TVG shall be entitled to recover from Sapient any and all damages incurred by TVG as a result of such breach, or TVG may seek specific performance of this Assignment, or TVG may seek to terminate some or all of the rights of Sapient under this Agreement, or TVG may pursue such other remedies as may be available to TVG at law, in equity or otherwise.

      TVG agrees that upon any breach or default by TVG under this Assignment or under the Lease, Sapient shall be entitled to recover from TVG any and all damages incurred by Sapient as a result of such breach, or Sapient may seek specific performance of this Assignment, or Sapient may seek to terminate some or all of the rights of TVG under this Agreement, or Sapient may pursue such other remedies as may be available to Sapient at law, in equity or otherwise.

      14. LETTER OF CREDIT. Sapient shall obtain, from an issuing bank that is acceptable for TVG, an irrevocable standby letter of credit ("LC"), in substantially the same form as the LC attached hereto as Exhibit C. The LC shall be for the benefit of TVG, shall be in the amount of $300,000.00 and shall be delivered to TVG upon the execution of this Assignment. The LC shall serve as a collateral for the full and complete performance by Sapient of the terms and conditions of the Lease and of this Assignment as they relate to Sapient's performance of the Lease terms, and may be drawn upon by TVG upon a breach or default by Sapient under the


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
Lease or for a breach of any term in this Assignment that results in a default under the Lease, after providing Sapient with the notice described in Section 13 above.

      After January 1, 1999, the amount of the LC may be reduced from $300,000 to $100,000.00. The LC shall remain in full force and effect until April 21, 2004.

      TVG shall pay up to one percent (1 %) annually of the amount of the LC as and for the issuer's reasonable cost of issuing the LC. This amount shall be reimbursed to Sapient by way of a credit to Sapient for rent owing under the Lease that would otherwise be payable by Sapient under the terms hereof.

      15. BINDING EFFECT, CHOICE OF LAW. This Assignment shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns. This Assignment shall be governed by the laws of the State of California.

      16. CAPTIONS, AMENDMENTS, NOTICES. The captions and headings of the paragraphs of this Assignment are for convenience only and shall not be used to interpret or define the provisions of this Assignment. This Assignment can be amended only in writing signed by TVG and Sapient. Any notice under this Assignment shall be deemed to have been given when personally delivered or mailed to each party at its address set forth in the first paragraph.

      17. DEFINED TERMS. All defined terms in this Assignment shall have the meaning set forth in the Lease and the Exhibits attached thereto. To the extent any defined term in this Assignment contradicts the definition of that term as contained in the Lease, the definition used in the Lease shall control.

      18. COUNTERPARTS. This Assignment may be executed in any number of counterparts, each of which shall be considered one and the same Assignment and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

      IN WITNESS WHEREOF, the undersigned has executed this Assignment of Lease as of the day and year first above written.

                                          TRI VALLEY GROWERS

                                          By /s/ Richard A. Baker
                                             ------------------------------
                                          Name  Richard A. Baker
                                              -----------------------------
                                          Title Chief Operating Officer
                                               ----------------------------

                                          By
                                             ------------------------------
                                          Name
                                              -----------------------------
                                          Title
                                               ----------------------------

      IN WITNESS WHEREOF, the undersigned has executed this Assignment of Lease as of the day and year first above written.

                                          SAPIENT CORPORATION

                                          By  /s/ Gerard D. Kiley
                                             ------------------------------
                                          Name  Gerard D. Kiley
                                              -----------------------------
                                          Title  Director of Operations
                                               ----------------------------


                                          By
                                             ------------------------------
                                          Name
                                              -----------------------------
                                          Title
                                               ----------------------------


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